UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

diaDexus, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Bonus Awards

On February 26, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of diaDexus, Inc. (the “Company”) awarded cash bonuses to the Company’s principal executive officer, principal financial officer and certain other officers, based upon the achievement of corporate goals for fiscal year 2013. The amounts of the bonuses are set forth in the following table and the basis for the bonus payments will be described in more detail in the Company’s Proxy Statement to be filed in connection with the 2014 Annual Meeting of Stockholders:

Executive Officer	2014 Bonus Award
Brian E. Ward President and Chief Executive Officer	$143,000
Jean- Frédéric Viret Chief Financial Officer	$68,250
R. Michael Richey Chief Business Officer	$76,156
Emilia Zychlinsky Chief Technical Officer	$70,297

2014 Base Salaries

On February 26, 2014, the Committee approved the following annual base salaries of the Company’s principal executive officer, principal financial officer and certain other officers, to be effective retroactively as of January 1, 2014:

Executive Officer	2014 Base Salary
Brian E. Ward President and Chief Executive Officer	$453,200
Jean- Frédéric Viret Chief Financial Officer	$307,500
R. Michael Richey Chief Business Officer	$344,802
Emilia Zychlinsky Chief Technical Officer	$319,815

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.
(Registrant)

Date: March 3, 2014

	By:	/s/ Jean-Frédéric Viret
Jean-Frédéric Viret
Chief Financial Officer